Exhibit 99.1

                                 PRESS RELEASE



FOR IMMEDIATE RELEASE              CONTACT:

Tremont Corporation                J. Thomas Montgomery, Jr.
1999 Broadway, Suite 4300          Vice President-Controller & Treasurer
Denver, Colorado  80202            303-296-5600


                  TREMONT DECLARES FIRST QUARTER 1999 DIVIDEND


     DENVER, COLORADO . . . February 10, 1999 . . . Tremont Corporation (NYSE:
TRE) announced today that its board of directors, at its most recent meeting, declared a regular quarterly dividend of seven cents ($0.07) per share of common stock, payable on March 30, 1999, to stockholders of record as of the close of business on March 15, 1999.

     Tremont Corporation, headquartered in Denver, Colorado, is principally a holding company with operations in the titanium metals business, conducted through Titanium Metals Corporation, the titanium dioxide business, conducted through NL Industries, Inc., and real estate development, conducted through Victory Valley Land Company, L.P.


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